                          [RENAISSANCERE LOGO OMITTED]

              RENAISSANCERE REPORTS OPERATING LOSS OF $372 MILLION
               FOR 2004 THIRD QUARTER AS A RESULT OF HURRICANES;
                 OPERATING LOSS OF ($5.31) PER COMMON SHARE FOR
                 THE THIRD QUARTER OF 2004 VS. OPERATING INCOME
            PER COMMON SHARE OF $1.57 FOR THE THIRD QUARTER OF 2003

              $357 MILLION NET LOSS FOR THE THIRD QUARTER OF 2004;
                    NET LOSS OF ($5.10) PER COMMON SHARE FOR
       THE THIRD QUARTER OF 2004 VS. NET INCOME OF $1.59 PER COMMON SHARE
                         FOR THE THIRD QUARTER OF 2003

              PROVIDES EARNINGS GUIDANCE FOR 2005 OF $6.30 TO $6.70
                       OPERATING INCOME PER COMMON SHARE

PEMBROKE, BERMUDA, OCTOBER 27, 2004 -- RenaissanceRe Holdings Ltd. (NYSE: RNR)
today reported net operating loss attributable to common shareholders of $372 million for the third quarter of 2004, versus net operating income available to common shareholders of $112 million for the comparable period in 2003. Net operating income (loss) excludes net realized investment gains of $15 million and $1 million in the third quarters of 2004 and 2003, respectively. Net operating loss per common share was ($5.31) in the third quarter of 2004, compared to net operating income per common share of $1.57 per common share in the third quarter of 2003. Net loss attributable to common shareholders was $357 million or ($5.10) per common share in the quarter, compared to net income available to common shareholders of $113 million or $1.59 per common share for the same quarter of 2003. The net loss resulted primarily from the negative impact of $520 million sustained during the quarter from hurricanes Charley,
Frances, Ivan and Jeanne.

James N. Stanard, Chairman and CEO, commented: "Our third quarter results were obviously dominated by the four large hurricanes. We have recorded a negative impact in the quarter from these events of $520 million, an increase from the
$425 million that we had previously reported on a preliminary basis. We raised our estimates based on an increase in our assumption of total industry losses in the U.S. and Caribbean, to over $30 billion. Our results remain consistent with the assessment from our risk management system, and reflect our decision to have a relatively large share of the Florida market."

Mr. Stanard also stated: "For 2005, we are projecting operating EPS of $6.30 to
$6.70, assuming normal loss activity. We project roughly flat premium in catastrophe and specialty reinsurance, excluding backup covers and reinstatements written in 2004. We continue to foresee strong growth in the
Individual Risk unit of over 40% as we add additional program managers. Some of the growth that we had expected in Individual Risk in 2004 is now projected in
2005 due to later inceptions of two programs."

Mr. Stanard further stated, "In light of the catastrophe losses that we have sustained in this quarter, we have reduced our operating EPS guidance for 2004 to a range of $0.75 to $0.95 compared with our previous range of $6.95 to $7.25.
These earnings estimates assume normal loss activity for the remainder of the year and include an expected benefit of $20 million as we begin to record the value of our Platinum warrant through our income statement in the fourth quarter, as required by generally accepted accounting principles."

THIRD QUARTER 2004 RESULTS:
---------------------------

NET IMPACT OF HURRICANES
------------------------

The Company has recorded a net negative impact of $520 million from hurricanes
Charley, Frances, Ivan and Jeanne. This impact is reflected in the following items: net losses of $650 million, reinstatement premiums written of $20 million, minority interest offset of $123 million and profit commission impact of negative $13 million. These amounts are based on management's estimates following a review of our potential exposures and discussions with our counterparties. Given the magnitude of these loss events and due to delays in receiving claims data, these results are subject to change based on new or revised data received from our counterparties. In addition, the Company's 2005 earnings projection assumes no profit commission from DaVinci as a result of loss carryforwards resulting from the 2004 hurricane losses.

PREMIUMS
--------

Gross premiums written for the third quarter of 2004 were $273 million, compared to $313 million for the same quarter of 2003. Gross premiums written include
$132 million attributable to the Company's Reinsurance segment in the third quarter of 2004, compared to $140 million in the comparable 2003 period; and
$141 million attributable to the Company's Individual Risk segment in the third quarter of 2004, compared to $174 million for the same quarter of 2003. Gross premiums written include $20 million in reinstatement premiums and $27 million in premiums written for additional backup covers written in the Reinsurance segment as a result of the hurricanes occurring during the quarter. Net premiums written for the third quarter of 2004 were $219 million, compared to $237 million for the same quarter of 2003. Net premiums written include $113 million attributable to the Company's Reinsurance segment in the third quarter of 2004, compared to $113 million for the same quarter of 2003; and $106 million attributable to the Company's Individual Risk segment in the third quarter of
2004, compared to $124 million for the same quarter of 2003.

Net premiums earned for the third quarter of 2004 were $341 million, compared to
$277 million for the same quarter of 2003. Net premiums earned include $257 million in net premiums earned for the Company's Reinsurance segment in the third quarter of 2004, compared to $196 million for the same quarter of 2003;
and $84 million in net premiums earned for the Company's Individual Risk segment in the third quarter of 2004, compared to $82 million for the same quarter of
2003.

Premiums for the third quarter of 2004 include $10 million of gross premiums written, $25 million of net premiums written and $58 million of net premiums earned by the Company's consolidated joint venture, DaVinci during the third quarter of 2004, compared to $25 million of gross premiums written, $30 million of net premiums written and $50 million of net premiums earned by DaVinci during the third quarter of 2003. DaVinci gross premiums written included $3 million in reinstatement premiums and $3 million in premiums written for additional backup covers written as a result of the hurricanes occurring during the quarter.

Total managed cat premiums written, representing gross catastrophe premiums written by Renaissance Reinsurance and by related joint ventures, were $105 million for the third quarter of 2004, compared to $109 million for the same quarter of 2003. The decrease was primarily due to the previously disclosed timing differences which caused an increase in reinsurance premiums during the second quarter of 2004 and an offsetting decrease in premiums written during the current quarter. These decreases were partially offset by the reinstatement and other additional premiums arising as a result of the hurricane losses during the quarter. See the attached supplemental financial data for additional information regarding managed premiums.

JOINT VENTURE INCOME (LOSS)
---------------------------

During the quarter, we incurred a loss from the DaVinci joint venture and other activities of $44 million, compared to income of $33 million during the third quarter of 2003. Of this, $15 million reflects a loss from fees and profit commissions, compared to income from profit commissions of $19 million in the third quarter of 2003, and $23 million reflects equity in losses of unconsolidated ventures and DaVinci, versus $14 million of equity in earnings of unconsolidated ventures and DaVinci in the comparable quarter of 2003. The decrease in fees and profit commissions in the third quarter of 2004 is directly attributable to the hurricane losses recorded in the quarter. The reduction in equity in unconsolidated ventures reflects a loss on the DaVinci joint venture in the quarter which is also due to the hurricane losses, and which was partially offset by our first full quarter of recognition of income from Channel
Re.

UNDERWRITING RATIOS, RESERVE DEVELOPMENT
----------------------------------------

For the third quarter of 2004, the Company generated a combined ratio of 240.9%, a loss ratio of 216.7% and an expense ratio of 24.2%, compared to a combined ratio, loss ratio and expense ratio of 61.7%, 34.9% and 26.8%, respectively, for the third quarter of 2003. For the quarter, the Company's Reinsurance segment generated a loss ratio of 222.2% and an expense ratio of 17.7%, compared to
28.9% and 20.2%, respectively, during the third quarter of 2003. For the quarter, the Company's Individual Risk segment generated a loss ratio of 199.8%
and an expense ratio of 44.1%, compared to 49.3% and 42.3%, respectively, during the third quarter of 2003. The decrease in the third quarter 2004 expense ratio from the third quarter of 2003 was generated primarily by a reduction in compensation-related accruals.

Excluding a) the net claims associated with the four hurricanes, and b) premiums from related reinstatements, the combined ratio, loss ratio, and expense ratio would have been 49.4%, 27.6% and 21.8%, respectively, on a consolidated basis, comprised of a combined ratio of 31.9%, loss ratio of 17.2% and expense ratio of
14.7% for the Reinsurance segment and combined ratio of 88.6%, loss ratio of
51.0% and expense ratio of 37.6% for the Individual Risk segment.

During the quarter, the Company recorded favorable development on prior year reserves of $24 million or a benefit of 7.1 percentage points to the Company's quarterly loss ratio. The Company's Reinsurance segment contributed $16 million of favorable development, and the Company's Individual Risk segment contributed
$8 million of favorable development. Net paid losses for the quarter were $173 million. See the attached supplemental financial data for additional information regarding claims and claim expenses incurred and loss ratios by segment.

OTHER ITEMS
-----------

The increase in the loss on other items in the summary of income (loss) from joint venture relationships is primarily due to $6 million of losses from short positions in credit derivatives in the third quarter of 2004, compared to $1 million loss in the third quarter of 2003.

The Company's cash flows from operations were $230 million for the third quarter of 2004.

During the quarter, the Company increased the valuation allowance on its deferred tax asset to reflect a valuation allowance of 100% of the deferred tax asset, resulting in income tax expense of $4 million.

SHAREHOLDERS' EQUITY
--------------------

Shareholders' equity attributable to common shareholders was $2.0 billion at
September 30, 2004, compared to $2.1 billion at December 31, 2003. Book value per common share at September 30, 2004 was $27.58 compared to $29.61 per common share at December 31, 2003.

          ------------------------------------------------------------

This Press Release includes certain non-GAAP financial measures including
"operating income," "operating EPS or operating income per common share,"
"annualized operating return on equity," "managed cat premium" and "summary of income from joint venture relationships." A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.

RenaissanceRe Holdings Ltd. will host a conference call on Thursday, October 28,
2004 at 8:00 a.m. (EST) to discuss this release. Live broadcast of the conference call will be available through the Investor Section of
RenaissanceRe's website at www.renre.com.

RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance.
Our business consists of two segments: (1) Reinsurance, which includes catastrophe reinsurance, specialty reinsurance and certain joint ventures and other structured relationships managed by our subsidiary Renaissance
Underwriting Managers, and (2) Individual Risk business, which includes primary insurance and quota share reinsurance.

Cautionary Statement under "Safe Harbor" Provisions of the Private Securities
Litigation Reform Act of 1995: Statements made in this news release contain information about the Company's future business prospects. These statements may be considered "forward-looking." These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. For further information regarding cautionary statements and factors affecting future results, please refer to RenaissanceRe Holdings Ltd.'s filings with the
Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2003, and Forms 10-Q for the quarters ended March 31 and June 30, 2004.

INVESTOR CONTACT:                                    MEDIA CONTACT:
Martin J. Merritt                                    David Lilly or Dawn Dover
Senior Vice President - Finance                      Kekst and Company
RenaissanceRe Holdings Ltd.                          (212) 521-4800
(441) 299-7230

                  RENAISSANCERE HOLDINGS LTD. AND SUBSIDIARIES
                  Summary Consolidated Statements of Operations
   For the three and nine month periods ended September 30, 2004 and 2003 (in thousands of United States Dollars, except per share amounts)

                                                                   THREE MONTHS ENDED                     NINE MONTHS ENDED
                                                            -------------------------------       -------------------------------
                                                            SEPTEMBER 30,     SEPTEMBER 30,       SEPTEMBER 30,     SEPTEMBER 30,
                                                                2004              2003                2004             2003
                                                            -------------     -------------       -------------     -------------
                                                                      (Unaudited)                            (Unaudited)
REVENUES

     Gross premiums written                                  $   273,218       $   313,317         $ 1,380,382       $ 1,211,044
                                                             ===========       ===========         ===========       ===========

     Net premiums written                                    $   219,237       $   236,570         $ 1,188,100       $   987,163
     Decrease (increase) in unearned premiums                    121,610            40,794            (193,700)         (170,790)
                                                             -----------       -----------         -----------       -----------
     Net premiums earned                                         340,847           277,364             994,400           816,373
     Net investment income                                        39,487            28,280             104,370            93,823
     Net foreign exchange gains (losses)                          (1,839)              252               1,034            11,843
     Equity in earnings of unconsolidated ventures                 9,058             5,273              20,501            17,834
     Other income (loss)                                          (4,855)            2,706              (4,435)            2,888
     Net realized gains on investments                            15,023             1,172              20,624            71,944
                                                             -----------       -----------         -----------       -----------

     TOTAL REVENUES                                              397,721           315,047           1,136,494         1,014,705
                                                             -----------       -----------         -----------       -----------
EXPENSES
     Claims and claim expenses incurred                          738,502            96,856             971,417           279,712
     Acquisition expenses                                         72,434            56,317             194,512           139,154
     Operational expenses                                         10,116            17,882              38,994            49,121
     Corporate expenses                                            4,520             4,456              14,058            12,601
     Interest expense                                              6,683             4,318              19,288            15,979
                                                             -----------       -----------         -----------       -----------

     TOTAL EXPENSES                                              832,255           179,829           1,238,269           496,567
                                                             -----------       -----------         -----------       -----------
Income (loss) before minority interest and taxes                (434,534)          135,218            (101,775)          518,138
Minority interest - Capital Securities                              --               1,827                --               3,282
Minority interest - DaVinci Re Holdings                          (89,888)           15,211             (57,406)           56,246
                                                             -----------       -----------         -----------       -----------
Income (loss) before taxes                                      (344,646)          118,180             (44,369)          458,610
Income tax benefit (expense)                                      (4,003)              (37)             (4,003)               18
                                                             -----------       -----------         -----------       -----------

     NET INCOME (LOSS)                                          (348,649)          118,143             (48,372)          458,628
Dividends on preference shares                                     8,758             4,903              22,471            13,939
                                                             -----------       -----------         -----------       -----------
     NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS      $  (357,407)      $   113,240         $   (70,843)      $   444,689
                                                             ===========       ===========         ===========       ===========

Operating income (loss) per Common Share (1),(2)             $     (5.31)      $      1.57         $     (1.31)      $      5.25
Net income (loss) available to common shareholders
     per Common Share - basic                                $     (5.10)      $      1.63         $     (1.02)      $      6.45
Net income (loss) available to common shareholders
     per Common Share - diluted (2)                          $     (5.10)      $      1.59         $     (1.02)      $      6.27

Average common shares outstanding - basic                         70,098            69,307              69,735            68,938
Average common shares outstanding - diluted (2)                   70,098            71,187              69,735            70,936

Claims and claim expense ratio                                     216.7%             34.9%               97.7%             34.3%
Expense ratio                                                       24.2%             26.8%               23.5%             23.0%
                                                             -----------       -----------         -----------       -----------
Combined ratio                                                     240.9%             61.7%              121.2%             57.3%
                                                             ===========       ===========         ===========       ===========

Operating return on average common equity (annualized) (1)        (70.0%)            23.9%               (5.7%)            28.9%
                                                             ===========       ===========         ===========       ===========

(1)  Excludes realized gains on investments (see comments on Regulation G).

(2)  In accordance with SFAS 128, EPS calculations utilize average common shares outstanding - basic, when in a net loss position.

                  RENAISSANCERE HOLDINGS LTD. AND SUBSIDIARIES
                       Summary Consolidated Balance Sheets
        (in thousands of United States Dollars, except per share amounts)

                                                                                      AT
                                                                 -------------------------------------------
                                                                 SEPTEMBER 30, 2004        DECEMBER 31, 2003
                                                                 ------------------        -----------------
                                                                     (Unaudited)              (Audited)

ASSETS
Fixed maturity investments available for sale, at fair value         $3,389,065               $2,947,841
Short term investments                                                  697,380                  660,564
Other investments                                                       590,461                  369,242
                                                                     ----------               ----------
       Total managed investment portfolio                             4,676,906                3,977,647
Equity investments in reinsurance company, at fair value                139,712                  145,535
Investments in other ventures, under equity method                      150,551                   41,130
                                                                     ----------               ----------
       Total investments                                              4,967,169                4,164,312
Cash and cash equivalents                                               139,337                   63,397
Premiums receivable                                                     270,845                  167,996
Ceded reinsurance balances                                               95,798                   56,852
Losses recoverable                                                      161,050                  149,201
Accrued investment income                                                26,252                   22,793
Deferred acquisition costs                                               97,756                   75,261
Other assets                                                             60,806                   29,890
                                                                     ----------               ----------
     TOTAL ASSETS                                                    $5,819,013               $4,729,702
                                                                     ==========               ==========

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS' EQUITY
LIABILITIES
Reserve for claims and claim expenses                                $1,736,058               $  977,892
Reserve for unearned premiums                                           582,470                  349,824
Debt                                                                    350,000                  350,000
Subordinated obligation to capital trust                                103,093                  103,093
Reinsurance balances payable                                            195,134                  131,629
Other liabilities                                                        84,269                   52,123
                                                                     ----------               ----------
     TOTAL LIABILITIES                                                3,051,024                1,964,561
                                                                     ----------               ----------

Minority interest - DaVinciRe Holdings                                  310,874                  430,498
SHAREHOLDERS' EQUITY
Preference shares                                                       500,000                  250,000
Common shares and additional paid-in capital                            324,028                  314,414
Accumulated other comprehensive income                                   87,357                  113,382
Retained earnings                                                     1,545,730                1,656,847
                                                                     ----------               ----------

     TOTAL SHAREHOLDERS' EQUITY                                       2,457,115                2,334,643
                                                                     ----------               ----------
     TOTAL LIABILITIES, MINORITY INTEREST, AND
     SHAREHOLDERS' EQUITY                                            $5,819,013               $4,729,702
                                                                     ==========               ==========
BOOK VALUE PER COMMON SHARE                                          $    27.58               $    29.61
                                                                     ==========               ==========
COMMON SHARES OUTSTANDING                                                70,953                   70,399
                                                                     ==========               ==========

                  RENAISSANCERE HOLDINGS LTD. AND SUBSIDIARIES
                           Supplemental Financial Data
                     (in thousands of United States Dollars)

SEGMENT INFORMATION
-------------------

                                                                       THREE MONTHS ENDED SEPTEMBER 30, 2004
                                                            ----------------------------------------------------------
                                                            REINSURANCE  INDIVIDUAL RISK      OTHER            TOTAL
                                                            -----------  ---------------    ----------      ----------

Gross premiums written (1)                                   $ 132,191       $ 141,027       $    --         $ 273,218
                                                             =========       =========                       =========
Net premiums written                                         $ 113,244       $ 105,993            --         $ 219,237
                                                             =========       =========                       =========
Net premiums earned                                          $ 256,623       $  84,224            --         $ 340,847
Claims and claim expenses incurred                             570,225         168,277            --           738,502
Acquisition expenses                                            40,264          32,170            --            72,434
Operational expenses                                             5,135           4,981            --            10,116
                                                             ---------       ---------       ---------       ---------
Underwriting loss                                            $(359,001)      $(121,204)           --          (480,205)
                                                             =========       =========
Other items                                                                                  $ 122,798         122,798
                                                                                             =========       ---------
Net loss attributable to common shareholders                                                                 $(357,407)
                                                                                                             =========

Claims and claim expenses incurred - current accident year   $ 586,436       $ 176,510                       $ 762,946
Claims and claim expenses incurred - prior years               (16,211)         (8,233)                        (24,444)
                                                             ---------       ---------                       ---------
Net claims and claim expenses incurred - total               $ 570,225       $ 168,277                       $ 738,502
                                                             =========       =========                       =========

Claims and claim expense ratio - accident year                   228.5%          209.6%                          223.8%
                                                             =========       =========                       =========
Claims and claim expense ratio - calendar year                   222.2%          199.8%                          216.7%
Underwriting expense ratio                                        17.7%           44.1%                           24.2%
                                                             ---------       ---------                       ---------
Combined ratio                                                   239.9%          243.9%                          240.9%
                                                             =========       =========                       =========

(1)  Reinsurance segment gross premiums written excludes $16.7 million of premiums ceded from the Individual Risk segment.

                                                                       THREE MONTHS ENDED SEPTEMBER 30, 2003
                                                            ----------------------------------------------------------
                                                            REINSURANCE  INDIVIDUAL RISK      OTHER            TOTAL
                                                            -----------  ---------------    ----------      ----------

Gross premiums written (1)                                   $ 139,645       $ 173,672       $  --           $ 313,317
                                                             =========       =========                       =========
Net premiums written                                         $ 113,032       $ 123,538          --           $ 236,570
                                                             =========       =========                       =========
Net premiums earned                                          $ 195,578       $  81,786          --           $ 277,364
Claims and claim expenses incurred                              56,527          40,329          --              96,856
Acquisition expenses                                            24,941          31,376          --              56,317
Operational expenses                                            14,635           3,247          --              17,882
                                                             ---------       ---------       -------         ---------
Underwriting income                                          $  99,475       $   6,834          --             106,309
                                                             =========       =========
Other items                                                                                  $ 6,931             6,931
                                                                                             =======         ---------
Net income available to common shareholders                                                                  $ 113,240
                                                                                                             =========

Claims and claim expenses incurred - current accident year   $  69,229       $  53,165                       $ 122,394
Claims and claim expenses incurred - prior years               (12,702)        (12,836)                        (25,538)
                                                             ---------       ---------                       ---------
Net claims and claim expenses incurred - total               $  56,527       $  40,329                       $  96,856
                                                             =========       =========                       =========

Claims and claim expense ratio - accident year                    35.4%           65.0%                           44.1%
                                                             =========       =========                       =========
Claims and claim expense ratio - calendar year                    28.9%           49.3%                           34.9%
Underwriting expense ratio                                        20.2%           42.3%                           26.8%
                                                             ---------       ---------                       ---------
Combined ratio                                                    49.1%           91.6%                           61.7%
                                                             =========       =========                       =========

(1)  Reinsurance segment gross premiums written excludes $18.5 million of premiums ceded from the Individual Risk segment.

                  RENAISSANCERE HOLDINGS LTD. AND SUBSIDIARIES
                           Supplemental Financial Data
                     (in thousands of United States Dollars)

SEGMENT INFORMATION, CONT'D
---------------------------

                                                                         NINE MONTHS ENDED SEPTEMBER 30, 2004
                                                            ----------------------------------------------------------
                                                            REINSURANCE  INDIVIDUAL RISK      OTHER            TOTAL
                                                            -----------  ---------------    ----------      ----------

Gross premiums written (1)                                   $ 1,007,825     $ 372,557       $    --         $ 1,380,382
                                                             ===========     =========                       ===========
Net premiums written                                         $   862,644     $ 325,456            --         $ 1,188,100
                                                             ===========     =========                       ===========
Net premiums earned                                          $   701,278     $ 293,122            --         $   994,400
Claims and claim expenses incurred                               693,780       277,637            --             971,417
Acquisition expenses                                              92,011       102,501            --             194,512
Operational expenses                                              21,885        17,109            --              38,994
                                                             -----------     ---------       ---------       -----------
Underwriting loss                                            $  (106,398)    $(104,125)           --            (210,523)
                                                             ===========     =========
Other items                                                                                  $ 139,680           139,680
                                                                                             =========       -----------
Net loss attributable to common shareholders                                                                 $   (70,843)
                                                                                                             ===========

Claims and claim expenses incurred - current accident year   $   754,221     $ 293,027                       $ 1,047,248
Claims and claim expenses incurred - prior years                 (60,441)      (15,390)                          (75,831)
                                                             -----------     ---------                       -----------
Net claims and claim expenses incurred - total               $   693,780     $ 277,637                       $   971,417
                                                             ===========     =========                       ===========

Claims and claim expense ratio - accident year                     107.5%        100.0%                            105.3%
                                                             ===========     =========                       ===========
Claims and claim expense ratio - calendar year                      98.9%         94.7%                             97.7%
Underwriting expense ratio                                          16.3%         40.8%                             23.5%
                                                             -----------     ---------                       -----------
Combined ratio                                                     115.2%        135.5%                            121.2%
                                                             ===========     =========                       ===========

(1)  Reinsurance segment gross premiums written excludes $17.4 million of premiums ceded from the Individual Risk segment.

                                                                         NINE MONTHS ENDED SEPTEMBER 30, 2003
                                                            ----------------------------------------------------------
                                                            REINSURANCE  INDIVIDUAL RISK      OTHER            TOTAL
                                                            -----------  ---------------    ----------      ----------

Gross premiums written (1)                                   $ 875,841       $ 335,203       $   --          $ 1,211,044
                                                             =========       =========                       ===========
Net premiums written                                         $ 736,309       $ 250,854           --          $   987,163
                                                             =========       =========                       ===========
Net premiums earned                                          $ 604,916       $ 211,457           --          $   816,373
Claims and claim expenses incurred                             174,523         105,189           --              279,712
Acquisition expenses                                            70,018          69,136           --              139,154
Operational expenses                                            39,826           9,295           --               49,121
                                                             ---------       ---------       --------        -----------
Underwriting income                                          $ 320,549       $  27,837           --              348,386
                                                             =========       =========
Other items                                                                                  $ 96,303             96,303
                                                                                             ========        -----------
Net income available to common shareholders                                                                  $   444,689
                                                                                                             ===========

Claims and claim expenses incurred - current accident year   $ 205,013       $ 124,720                       $   329,733
Claims and claim expenses incurred - prior years               (30,490)        (19,531)                          (50,021)
                                                             ---------       ---------                       -----------
Net claims and claim expenses incurred - total               $ 174,523       $ 105,189                       $   279,712
                                                             ===========     =========                       ===========

Claims and claim expense ratio - accident year                    33.9%           59.0%                             40.4%
                                                             =========       =========                       ===========
Claims and claim expense ratio - calendar year                    28.8%           49.7%                             34.3%
Underwriting expense ratio                                        18.2%           37.1%                             23.0%
                                                             ---------       ---------                       -----------
Combined ratio                                                    47.0%           86.8%                             57.3%
                                                             =========       =========                       ===========

(1)  Reinsurance segment gross premiums written excludes $24.2 million of premiums ceded from the Individual Risk segment.

                  RENAISSANCERE HOLDINGS LTD. AND SUBSIDIARIES
                           Supplemental Financial Data
                     (in thousands of United States Dollars)

GROSS WRITTEN PREMIUMS                                 THREE MONTHS ENDED                            NINE MONTHS ENDED
----------------------                     ------------------------------------------    ------------------------------------------
                                            SEPTEMBER 30, 2004    SEPTEMBER 30, 2003     SEPTEMBER 30, 2004     SEPTEMBER 30, 2003
                                           --------------------   -------------------    -------------------    -------------------

Renaissance cat premium                          $  88,292             $ 84,780               $  507,833             $  457,710
Renaissance specialty premium                       33,786               29,806                  324,916                249,445
                                                 ---------             --------               ----------             ----------
     Total Renaissance Reinsurance premium         122,078              114,586                  832,749                707,155
                                                 ---------             --------               ----------             ----------
DaVinci cat premium (1)                             10,548               22,735                  143,629                145,953
DaVinci specialty premium                             (435)               2,324                   31,447                 22,733
                                                 ---------             --------               ----------             ----------
     Total DaVinci Reinsurance premium              10,113               25,059                  175,076                168,686
                                                 ---------             --------               ----------             ----------
          Total Reinsurance premium                132,191              139,645                1,007,825                875,841
Individual Risk premium (2)                        141,027              173,672                  372,557                335,203
                                                 ---------             --------               ----------             ----------
          Total premiums                         $ 273,218             $313,317               $1,380,382             $1,211,044
                                                 =========             ========               ==========             ==========
Total Managed Cat Premiums (3)                   $ 104,704             $109,285               $  721,597             $  677,794
                                                 =========             ========               ==========             ==========
Total Managed Specialty Premiums                 $  33,351             $ 32,130               $  356,363             $  272,178
                                                 =========             ========               ==========             ==========

(1) Excludes premium ceded to Renaissance of $nil for the three months ended
September 30, 2004 and $8.4 million for the nine months ended September 30,
2004.

(2) Includes combined premium ceded to Renaissance and DaVinci of $16.7 million and $18.5 million for the three months ended September 30, 2004 and 2003, respectively, and $17.4 million and $24.2 million for the nine months ended
September 30, 2003. Such amounts of premium are excluded from the Renaissance and DaVinci premiums shown above.

(3) Total Managed Cat Premiums include Renaissance and DaVinci Cat Premium, as above, and Cat Premium of $5.9 million and $1.8 million for the three months ended September 30, 2004 and 2003, respectively, and Cat premium of $70.1 million and $74.1 million for the nine months ended September 30, 2004 and 2003, respectively, written on behalf of our joint venture, Top Layer Re.

OTHER INCOME (LOSS) AND EQUITY IN EARNINGS (LOSSES) OF UNCONSOLIDATED VENTURES
------------------------------------------------------------------------------

                                                          THREE MONTHS ENDED                           NINE MONTHS ENDED
                                                ----------------------------------------   -----------------------------------------
                                                SEPTEMBER 30, 2004   SEPTEMBER 30, 2003    SEPTEMBER 30, 2004    SEPTEMBER 30, 2003
                                                ------------------   -------------------   -------------------   -------------------

As Reported
-----------
Fee income                                            $  1,206            $  3,529              $  3,395              $   6,007
Other items                                             (6,061)               (823)               (7,830)                (3,119)
                                                      --------            --------              --------              ---------
     Total other income (loss) - as reported            (4,855)              2,706                (4,435)                 2,888
Equity in earnings of unconsolidated ventures            9,058               5,273                20,501                 17,834
                                                      --------            --------              --------              ---------
     Total                                            $  4,203            $  7,979              $ 16,066              $  20,722
                                                      ========            ========              ========              =========

Summary of other income and income (loss) from joint venture relationships (1)
--------------------------------------------------------------------------
Fee income (expense) (2)                              $(14,628)           $ 19,312              $ 26,273              $  55,132
Other items                                             (6,061)               (823)               (7,830)                (3,119)
                                                      --------            --------              --------              ---------
     Total other income (loss)                         (20,689)             18,489                18,443                 52,013
Equity in earnings (losses) of unconsolidated
     ventures and DaVinci                             (23,150)             14,112                 9,372                 48,336
                                                      --------            --------              --------              ---------
     Total                                            $(43,839)           $ 32,601              $ 27,815              $ 100,349
                                                      ========            ========              ========              =========

(1)  Reported GAAP presentation adjusted to reflect:

     -    fee income and the Company's interest in DaVinci as if DaVinci were accounted for under the equity method.

     -    other fee income on managed cat business which is reflected on the income statement as a reduction of acquisition and operational expenses.

(2)  Excludes fee income received on capital invested by RenaissanceRe Holdings.

                                        9

COMMENTS ON REGULATION G

In addition to the GAAP financial measures set forth in this Press Release, the
Company has included certain non-GAAP financial measures in this Press Release within the meaning of Regulation G. The Company has consistently provided these financial measurements in previous investor communications and the Company's management believes that these measurements are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for the comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company's overall financial performance.

The Company uses "operating income" as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance. "Operating income" as used herein differs from "net income available to common shareholders", which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized gains and losses on investments. In addition, the Company's management believes that
"operating income" is useful to investors because it more accurately measures and predicts the Company's results of operations by removing the variability arising from fluctuations in the Company's investment portfolio, which is not considered by management to be a relevant indicator of business operations. The
Company also uses operating income to calculate operating income per common share and operating return on average common equity. The following is a reconciliation of 1) net income available to common shareholders to operating income; 2) net income available to common shareholders per common share to operating income per common share; and 3) return on average common equity to operating return on average common equity:

                                                                THREE MONTHS ENDED                         NINE MONTHS ENDED
                                                      --------------------------------------  --------------------------------------
(In thousands of U.S. dollars)                        SEPTEMBER 30, 2004  SEPTEMBER 30, 2003  SEPTEMBER 30, 2004  SEPTEMBER 30, 2003
                                                      ------------------  ------------------  ------------------  ------------------

Net income (loss) available to common shareholders        $  (357,407)        $   113,240         $   (70,843)        $   444,689
  Adjustment for net realized gains on investments            (15,023)             (1,172)            (20,624)            (71,944)
                                                          -----------         -----------         -----------         -----------
Operating income (loss)                                   $  (372,430)        $   112,068         $   (91,467)        $   372,745
                                                          ===========         ===========         ===========         ===========

Net income (loss) available to common shareholders
  per common share *                                      $     (5.10)        $      1.59         $     (1.02)        $      6.27
  Adjustment for net realized gains on investments*             (0.21)              (0.02)              (0.29)              (1.02)
                                                          -----------         -----------         -----------         -----------
Operating income (loss) per common share - diluted*       $     (5.31)        $      1.57         $     (1.31)        $      5.25
                                                          ===========         ===========         ===========         ===========

Return on average common equity (annualized)                    (67.2%)              24.1%               (4.4%)              34.5%
  Adjustment for net realized gains on investments               (2.8%)              (0.2%)              (1.3%)              (5.6%)
                                                          -----------         -----------         -----------         -----------
Operating return on average common equity (annualized)          (70.0%)              23.9%               (5.7%)              28.9%
                                                          ===========         ===========         ===========         ===========

*    In accordance with SFAS 128, EPS calculations utilize average common shares outstanding - basic, when in a net loss position.

While the Company provides herein estimates of operating income for 2005, the
Company has not provided estimates of net income for such period as it believes it is unable to accurately predict future gains and losses on investments, which investment results could influence the Company's net income for this period.

                                       10

The Company has also included in this Press Release "managed cat premium".
"Managed cat premium" is defined as gross catastrophe premium written by
Renaissance Reinsurance and its related joint ventures. "Managed cat premium"
differs from total catastrophe premium, which the Company believes is the most directly comparable GAAP measure, due to the inclusion of catastrophe premium written on behalf of our joint venture Top Layer Re, which is accounted for under the equity method of accounting. Refer to supplemental financial data on gross written premiums.

The Company has also included in this Press Release "summary of income from joint venture relationships" which is a non-GAAP financial measure. The principal differences between "summary of income from joint venture relationships" and "other income and equity in earnings of unconsolidated ventures," which the Company believes is the most directly comparable GAAP measure, are that the results of DaVinci Reinsurance Ltd., a joint venture the financial results of which are consolidated in the Company's financial statements, are reflected in "summary of income from joint venture relationships" as if reported under the equity accounting method, and that this presentation also includes fees earned on certain quota share cessions of catastrophe business by the Company which are reflected on its income statement as a reduction of acquisition and operational expenses.

                                       11